UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following updated information regarding litigation related to the proposed merger between H. J. Heinz Company (“Heinz”) and a subsidiary of Hawk Acquisition Holding Corporation supersedes and replaces the text under the headings “Summary—Litigation Related to the Merger” and “The Merger––Litigation Related to the Merger” on pages 17 and 96, respectively, of Heinz’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2013 and first mailed to Heinz shareholders on or about March 27, 2013.

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Litigation Related to the Merger

Shortly following the announcement of the merger, twelve putative class action and/or shareholder derivative complaints challenging the merger were filed in the Court of Common Pleas of Allegheny County, Pennsylvania (nine actions) and the United States District Court for the Western District of Pennsylvania (three actions), against various combinations of Heinz, 3G Capital, Berkshire Hathaway, Parent, Merger Sub and the individual members of the Heinz Board. The complaints generally allege, among other things, that the members of the Heinz Board breached their fiduciary duties to Heinz shareholders and violated Pennsylvania state law by entering into the merger agreement, approving the proposed merger and failing to take steps to maximize Heinz’s value to its shareholders, and that the other defendants aided and abetted such breaches of fiduciary duties. In addition, the complaints allege, among other things, that the merger improperly favors 3G Capital and Berkshire Hathaway and that certain provisions of the merger agreement unduly restrict Heinz’s ability to negotiate with other potential bidders. Certain of the complaints also allege that the preliminary proxy statement as it was originally filed omits material information and, in the case of the complaints filed in federal court, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934. The complaints generally seek, among other things, declaratory and injunctive relief, preliminary injunctive relief prohibiting or delaying the defendants from consummating the merger, other forms of equitable relief and unspecified amounts of damages. In addition, Heinz and/or the Heinz Board received several demands by purported Heinz shareholders to investigate and remedy potential or alleged breaches of fiduciary duties in connection with the proposed merger and/or to review Heinz’s books and records.

In response to these demands and the litigation, the Heinz Board appointed a special litigation committee (the “SLC”), consisting of Dean R. O’Hare, Lynn C. Swann, Thomas J. Usher and Michael F. Weinstein, to among other things, investigate and evaluate the various demands, including the allegations and requests for action contained therein. The SLC retained independent counsel to assist and advise it in connection with its investigation and evaluation.  On April 12, 2013, the SLC issued a report (the “SLC Report”), which concluded that it was not in the best interests of Heinz to pursue the claims in the various demands and lawsuits and recommended that Heinz (1) should pursue appropriate legal action for the dismissal and termination of the lawsuits, and (2) should not pursue any of the claims in the demands.  The Heinz Board unanimously adopted the SLC’s recommendations.

Actions Filed in Pennsylvania Federal Court

Three complaints originally were filed in the United States District Court for the Western District of Pennsylvania.  On March 28, 2013, Heinz produced to the plaintiffs in the two first-filed actions the documents that had been provided to the SLC.  After their counsel and financial consultant reviewed those documents, the plaintiffs in the two first-filed actions moved to dismiss their actions voluntarily.  On April 3, 2013, Heinz produced certain materials provided to the SLC to the plaintiff in the third-filed action.  Following counsel’s review of those materials, that plaintiff likewise moved to dismiss his action voluntarily.  On April 9 and 12, 2013, the court granted the motions to dismiss the three complaints.

Actions Filed in Pennsylvania State Court

Nine complaints originally were filed in the Court of Common Pleas of Allegheny County, Pennsylvania.  Several plaintiffs filed competing motions to consolidate these actions and to appoint co-lead counsel.  Heinz and the Heinz Board moved to stay the actions pending completion of the SLC Report.  At a conference held on April 2, 2013, the court (1) consolidated the nine lawsuits filed under the caption, In re H.J. Heinz Company Derivative and Class Action Litigation, GD 13-003108 (the “Consolidated Action”) and appointed lead plaintiff and lead counsel.  Counsel to the parties agreed, and the court approved, that Heinz would provide lead counsel with copies of the documents that had been provided to the SLC (which Heinz did the next day), while all other activity in the

Consolidated Action would be stayed pending the submission to the court of the SLC Report.  On April 15, 2013, Heinz and the Heinz Board filed a motion to dismiss the Consolidated Action based on the SLC Report.

Following the filing of the motion to dismiss, the parties to the Consolidated Action agreed on a schedule for the depositions of the four members of the SLC.  The parties also agreed on a schedule for briefing on the motion to dismiss and plaintiffs’ anticipated motion to preliminarily enjoin the merger.  The motion to dismiss and the preliminary injunction motion are expected to be heard on April 29, 2013.

There can be no assurance that Heinz or any of the other defendants will be successful in the outcome of the pending or any potential future lawsuits. An adverse judgment for monetary damages could have a material adverse effect on the operations and liquidity of Heinz. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger.

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Cautionary Statement Regarding Forward-Looking Statements

This document and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•      the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•      the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•      the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•      other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz filed a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”) on March 27, 2013. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement has been mailed to the shareholders of Heinz who are entitled to vote at the special meeting seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on July 6, 2012. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger is set forth in the definitive proxy statement filed with the SEC on March 27, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.